UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD IRVING, TEXAS	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Based upon succession planning discussions by the Board of Directors (the “Board”) of Salem Media Group, Inc. (the “Company”), and in conjunction with the Board’s continued focus on succession planning strategy to provide leadership continuity as the Company continues to execute its strategic initiatives, the following changes were approved on December 20, 2021. A copy of the press release announcing these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Effective January 2, 2022, Edward G. Atsinger III, the Company’s current Chief Executive Officer, will transition to the newly created role of Executive Chairman of the Board of Directors. Additionally, the Company announced the appointment of David Santrella as Chief Executive Officer and David Evans as Chief Operating Officer, also effective January 2, 2022. Currently, Mr. Santrella serves as the Company’s President of Broadcast Media and Mr. Evans serves as the Company’s President of Digital Media and Publishing. Further, Stuart W. Epperson, Sr., the Company’s current Chairman of the Board, will resign from the Board and transition to the position of Chairman Emeritus. As Chairman Emeritus, Mr. Epperson, Sr. will not have a Board seat or an executive officer position, but will be entitled to be an observer at Board meetings. There were no circumstances representing disagreement with the Company that caused Mr. Epperson’s resignation from the Board. Stuart W. Epperson, Jr. will join the Board, filling the vacancy created by Mr. Epperson, Sr.’s resignation.

Edward G. Atsinger III

In connection with Mr. Atsinger’s appointment to Executive Chairman, he entered into a new employment agreement with Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of the Company, to be effective as of January 2, 2022. The Compensation Committee of the Board (the “Committee”) also approved the terms of Mr. Atsinger’s new employment agreement and, in its capacity as the administering body of the Company’s 1999 Stock Incentive Plan, the stock option grant described therein.

Mr. Atsinger’s new employment agreement supersedes and replaces the employment agreement entered into by HoldCo and Mr. Atsinger as of July 1, 2019, as amended on May 11, 2020.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Atsinger will receive an annual base salary of $1,000,000.

In addition to his base salary, Mr. Atsinger will be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board.

Additional benefits under Mr. Atsinger’s employment agreement include: (a) reimbursement for 100% of the costs of all medical expenses for Mr. Atsinger, including all vision, health and dental expenses incurred by Mr. Atsinger that are not otherwise covered by the Company’s medical benefits program, full reimbursement for all medical-related travel costs and full reimbursement for any applicable income or employment taxes associated therewith, (b) an automobile allowance, and (c) payment by the Company for all regulatory filing fees associated with any stock or stock-based (including stock options) compensation received by Mr. Atsinger or as a result of Mr. Atsinger’s beneficial ownership of Company stock (including full reimbursement for any income or employment taxes applicable to the payment of such fees).

Mr. Atsinger’s employment agreement generally provides that if Mr. Atsinger’s employment is terminated as a result of a “disability” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Atsinger the accrued portion of his salary and bonus through the termination date of the employment agreement, (b) pay a severance equal to 100% of Mr. Atsinger’s then-current base salary for a period of fifteen (15) months without offset of any disability payments Mr. Atsinger may receive, and (c) as of the termination date, accelerate 100% of the vesting of any then unvested or time-vested stock options previously granted to Mr. Atsinger by the Company.

If Mr. Atsinger’s employment is terminated by HoldCo without “Cause” or by Mr. Atsinger for “good reason” (as defined in the employment agreement), HoldCo will pay Mr. Atsinger as severance an amount equal to his then base salary for six (6) months or the remainder of the term of the employment agreement, whichever period is longer, with acceleration of 100% of the vesting of any then unvested or time-vested stock options previously granted to Mr. Atsinger by the Company.

Mr. Atsinger’s employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference into this Item 5.02.

David Santrella

Prior to his appointment as Chief Executive Officer, Mr. Santrella, age 59 has held various roles during his 30-plus year career in the radio broadcast communications industry, providing leadership in promotions, marketing, sales, and management. Since January 2015, Mr. Santrella served as the Company’s President of Broadcast Media. Previously, Mr. Santrella served as the Company’s President of Radio Division from January 2010 to December 2014, Operational Vice President over the Company’s Minneapolis, Denver and Colorado Springs clusters in addition to his existing responsibility over the Chicago cluster from October 2008 to December 2009, Operational Vice President over the Company’s Chicago and Milwaukee clusters from March 2006 to October 2008, and started with the Company as General Manager of its Chicago cluster in 2001.

There are no arrangements or understandings between Mr. Santrella and any other person pursuant to which Mr. Santrella was appointed as Chief Executive Officer. Mr. Santrella has no family relationships with any other executive officer or director of the Company. Mr. Santrella has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

In connection with Mr. Santrella’s appointment to Chief Executive Officer, he entered into a new employment agreement with HoldCo, to be effective as of January 2, 2022. The Committee also approved the terms of Mr. Santrella’s new employment agreement and, in its capacity as the administering body of the Company’s 1999 Stock Incentive Plan, the stock option grant described therein.

Mr. Santrella’s new employment agreement is an “at-will” agreement that supersedes and replaces the employment agreement entered into by HoldCo and Mr. Santrella as of January 3, 2021.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Santrella will receive a base salary as follows: (a) at an annual rate of $661,000 effective as of January 2, 2022, (b) at an annual rate of $674,220 effective as of January 1, 2023, and (c) at an annual rate of $687,704 effective as of January 1, 2024 and continuing through December 31, 2024..

In addition to his base salary, Mr. Santrella will receive options to purchase 50,000 shares of the Company’s Class A common stock that will vest equally over four years at 12,500 shares per year, beginning on January 1, 2025, and they shall terminate if not previously exercised three years after they vest. He will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board.

Additional benefits under Mr. Santrella’s employment agreement include reimbursement from Holdco for life insurance on Mr. Santrella’s life up to a maximum amount of $3,500 per year grossed up to cover applicable statutory withholdings and income taxes.

Mr. Santrella’s employment agreement generally provides that if his employment is terminated without “Cause” (as defined in the employment agreement), Mr. Santrella shall receive as severance an amount equal to his then base salary for six (6) months, less standard withholdings for tax and social security purposes. Additionally, if Mr. Santrella dies prior to the expiration of the Term (as defined in the employment agreement) of the employment agreement or if there is a Change in Control (as defined in the employment agreement), any unvested or time-vested stock options previously granted to Mr. Santrella shall become immediately one hundred percent (100%) vested as of the date of death or Change in Control.

Mr. Santrella’s employment agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference into this Item 5.02.

David Evans

Mr. Evans, age 59, has been the Company’s President of New Media since September 2013. Previously, Mr. Evans served as the Company’s President of New Business Development, Interactive and Publishing from July 2007 to September 2013, Executive Vice President of Business Development and Chief Financial Officer from September 2005 to June 2007, Executive Vice President and Chief Financial Officer from September 2003 to September 2005, and Senior Vice President and Chief Financial Officer from 2000 to 2003.

There are no arrangements or understandings between Mr. Evans and any other person pursuant to which Mr. Evans was appointed Chief Operating Officer. Mr. Evans has no family relationships with any other executive officer or director of the Company. Mr. Evans has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

In connection with Mr. Evans’ appointment to Chief Operating Officer, he entered into a new employment agreement with HoldCo, to be effective as of January 2, 2022. The Committee also approved the terms of Mr. Evans’ new employment agreement and, in its capacity as the administering body of the Company’s 1999 Stock Incentive Plan, the stock option grant described therein.

Mr. Evans’ new employment agreement is an “at-will” agreement that supersedes and replaces the employment agreement entered into by HoldCo and Mr. Evans as of January 3, 2021.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Evans will receive a base salary as follows: (a) at an annual rate of $661,000 effective as of January 2, 2022, (b) at an annual rate of $674,220 effective as of January 1, 2023, and (c) at an annual rate of $687,704 effective as of January 1, 2024 and continuing through December 31, 2024.

In addition to his annual base salary, Mr. Evans will be eligible to receive the following:

(i) Two (2) quarterly incentive bonuses in the amount of $8,500 each for every quarter that there is: (a) achievement of the revenue budget (as set by the Company’s management) by the Company’s non-broadcast media businesses for which Mr. Evans has responsibility, excluding Regnery Publishing (the “Non-Broadcast Division”); and (b) achievement of the EBITDA budget (as set by the Company’s management) by the Company’s Non-Broadcast Division.

(ii) Two (2) annual incentive bonuses in the amount of $6,800 each for the following: (a) achievement of the revenue budget (as set by the Company’s management) by the Company’s Regnery Publishing business unit (“Regnery”); and (b) achievement of the EBITDA budget (as set by the Company’s management) by Regnery.

(iii) An annual award of twenty-five thousand dollars ($25,000) payable in restricted shares of the Company’s Class A common stock vesting twenty-four (24) months after the grant by the Company only if all of the following occur: (a) the combined annual revenue of the Non-Broadcast Division and Regnery exceeds the combined annual revenue budget of the Non-Broadcast Division and Regnery as set by the Company’s management by no less than $500,000; (b) the combined annual revenue of the Non-Broadcast Division and Regnery exceeds the prior year combined revenue of the Non-Broadcast Division and Regnery by no less than 5%; (c) the combined annual EBITDA of the Non-Broadcast Division and Regnery exceeds the annual EBITDA budget of the Non-Broadcast Division and Regnery as set by the Company’s management by no less than $500,000; and (d) the combined annual EBITDA of the Non-Broadcast Division and Regnery exceeds the prior year combined EBITDA of the Non-Broadcast Division and Regnery as set by the Company’s management by no less than 7.5%.

(iv) For all of the incentives outlined above, revenue and EBITDA budgets will be prorated and adjusted for acquisitions or dispositions of the Non-Broadcast Division and Regnery that occur during the applicable time period, before incentive-based compensation is calculated. For purposes of determining the amount of any incentive-based compensation, prior year revenue and prior year EDITDA shall be prorated and adjusted in amounts consistent with the revenue and EBITDA budget adjustments for acquisitions and dispositions.

(v) If Mr. Evans earns the annual $25,000 incentive, the number of restricted shares of the Company’s Class A common stock awarded shall be calculated by dividing $25,000 by the closing price of the restricted stock on the last business day of the applicable year in which the annual restricted stock award was earned, rounded to the nearest whole share.

In addition to his base salary, Mr. Evans will receive options to purchase 50,000 shares of the Company’s Class A common stock that will vest equally over four years at 12,500 shares per year, beginning on January 1, 2025, and they shall terminate if not previously exercised three years after they vest. He will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board.

Additional benefits under Mr. Evans’ employment agreement include reimbursement from Holdco for the following: (1) maintenance of Mr. Evans’ CPA and Chartered Accountant License; and (2) life insurance on Mr. Evans’ life up to a maximum amount of $3,500 per year grossed up to cover applicable statutory withholdings and income taxes.

Mr. Evans’ employment agreement generally provides that if his employment is terminated without “Cause” (as defined in the employment agreement), Mr. Evans shall receive as severance an amount equal to his then base salary for six (6) months, less standard withholdings for tax and social security purposes. Additionally, if Mr. Evans dies prior to the expiration of the Term (as defined in the employment agreement) of the employment agreement or if there is a Change in Control (as defined in the employment agreement), any unvested or time-vested stock options previously granted to Mr. Evans shall become immediately one hundred percent (100%) vested as of the date of death or Change in Control.

Mr. Evans’ employment agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference into this Item 5.02.

Stuart W. Epperson, Jr.

There are no arrangements or understandings between Mr. Epperson, Jr. and any other person pursuant to which Mr. Epperson, Jr. was appointed as a member of the Board. Mr. Epperson, Jr. is the nephew of Mr. Atsinger, who will be the Company’s Executive Chairman, and the son of Mr. Epperson, who will be the Company’s Chairman Emeritus. Mr. Epperson, Jr. has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement between Salem Communications Holding Corporation and Edward G. Atsinger III, effective as of January 2, 2022.

10.2	Memorandum of Terms of Employment between Salem Communications Holding Corporation and David Santrella, effective as of January 2, 2022.

10.3	Memorandum of Terms of Employment between Salem Communications Holding Corporation and David Evans, effective as of January 2, 2022.

99.1	Press Release of the Company dated December 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: December 20, 2021	By: /s/ EVAN D. MASYR
Evan D. Masyr
Executive Vice President & Chief Financial Officer